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                               [LOGO APPEARS HERE]

                                     NEWS

                                               For additional information:
                                               Jeffrey A. Stoops
                                               Chief Financial Officer
                                               (561) 995-7670

                              FOR IMMEDIATE RELEASE

         SBA FILES REGISTRATION STATEMENT FOR ADDITIONAL SHARES OF COMMON STOCK

BOCA RATON, FLORIDA, January 6, 2000 (NASDAQ: SBAC) - SBA Communications Corporation announced today that it has filed a registration statement with the Securities and Exchange Commission to register $100.0 million of its shares of Class A Common Stock that will be offered by SBA. The registration statement also covers up to 15% of additional shares that may be offered by certain shareholders to cover any over-allotments.

Net proceeds from the offering will be used by the Company to repay revolving credit borrowings under its senior credit facility, to finance the construction and acquisition of towers or related businesses and for general working capital purposes. The Company will not receive the proceeds from any sale of shares by the selling shareholders.

The offering is underwritten by Lehman Brothers, Deutsche Banc Alex.Brown and Raymond James & Associates, Inc.

This registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Copies of a preliminary prospectus for the offering may be obtained from the Prospectus Department of Lehman Brothers.

The Company also intends to file in the next few days a shelf registration statement on Form S-4 registering 1,000,000 shares of Class A common stock which may be issued by the Company in connection with the acquisition of towers or related businesses at various locations throughout the United States.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 13,000 antenna sites in the United States.
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Information Concerning Forward-Looking Statements

Some information in this release is forward-looking. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. The Company wishes to caution readers that certain important factors my have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such factors include, but are not limited to, (1) our ability to secure as many site leasing tenants as planned; (2) our ability to expand our site leasing business and our site development business; (3) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (4) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (5) our ability to retain current lessees on newly acquired towers;
(6) our ability to realize economies of scale for newly acquired towers; (7) the continued dependence on towers by the wireless communications industry; (8) our ability to compete effectively for new tower opportunities in light of increasing competition; and (9) our ability to raise substantial additional financing to expand our tower holdings. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Information concerning the factors that could cause actual results to differ materially from those expectations and estimates are contained in the Risk Factors section of the Company's Registration Statement on Form S-3, filed with the SEC on January 6, 2000, and the Company's other securities filings.

For further information, please contact: Jeffrey A. Stoops, Chief Financial Officer, at 561-995-7670.